Exhibit 1

$300,000,000

DOMINION RESOURCES, INC.

$300,000,000 2006 Series A Enhanced Junior Subordinated Notes Due 2066

UNDERWRITING AGREEMENT

June 20, 2006

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Lehman Brothers Inc.

as Representatives for the Underwriters

listed in Schedule I hereto

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned, Dominion Resources, Inc. (the Company), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the Agreement) with respect to the issuance and sale to the several Underwriters named in Schedule I of certain of the Company’s 2006 Series A Enhanced Junior Subordinated Notes Due 2066 (the Junior Subordinated Notes) specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

1. Underwriters and Representatives. The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2. Description of the Junior Subordinated Notes. Schedule II specifies the aggregate principal amount of the Junior Subordinated Notes, the initial public offering price of the Junior Subordinated Notes, and the purchase price to be paid by the Underwriters and sets forth the date, time and manner of delivery of the Junior Subordinated Notes and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, or in the Registration Statement, Time of Sale Information or Prospectus, each such term as defined below) the terms and provisions for the purchase of such Junior Subordinated Notes. The Junior Subordinated Notes will be issued under the Company’s Junior Subordinated Indenture II dated as of June 1, 2006, as supplemented by a First Supplemental Indenture thereto dated as of June 1, 2006 (collectively, the Indenture), between the Company and JPMorgan Chase Bank, N.A., as Trustee (the Trustee).

3A. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement, No. 333-135112 on Form S-3 for the registration of the Junior Subordinated Notes under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Closing Date (as defined below), and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined below); “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act; “Base Prospectus” means the base prospectus included in the Registration Statement; “Preliminary Prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Junior Subordinated Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus (as defined below); “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 5:00 p.m. on the date hereof (the Time of Sale), the Company had prepared the following information in connection with the offering (collectively, the Time of Sale Information): the Base Prospectus dated June 19, 2006, each Preliminary Prospectus, the Final Term Sheet (as defined in Section 6(a)) and any Issuer Free Writing Prospectus (as defined in Section 3A(c)) listed on Schedule VII hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission under the Securities Act, the Securities Exchange Act and the Trust Indenture Act (the Rules and Regulations); neither the Registration Statement on any date on which it has been deemed to have become effective (the Effective Date), the Prospectus at the time it was issued nor the Time of Sale Information at the Time of Sale contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act, the Trust Indenture Act and the Rules and Regulations, and none of the Registration Statement, the Time of Sale Information, the Issuer Free Writing Prospectuses (as supplemented by and taken together with the Time of Sale Information) or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3A(b) shall not apply to statements in or omissions from the Registration Statement, any

Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 3A(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

(c) Other than the Base Prospectus, any Preliminary Prospectus, the documents listed on Schedule VII, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Junior Subordinated Notes, unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act.

(d) Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(e) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the

Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(f) Consolidated Natural Gas Company, Dominion Energy, Inc., Virginia Electric and Power Company and Virginia Power Energy Marketing, Inc. are the Company’s only direct, and Dominion Exploration & Production, Inc., Dominion Natural Gas I, LP, Dominion Nuclear Connecticut, Inc., Dominion Oklahoma Texas Exploration and Production, Inc., Dominion Transmission, Inc., Dominion Energy Marketing, Inc., Dominion Energy New England, Inc., Dominion Energy Brayton Point, LLC, DEPI Texas Holdings, LLC, LDNG Texas Holdings, LLC and Dominion E&P I, LP are the Company’s only indirect, Significant Subsidiaries as such term is defined in Rule 1-02 of Regulation S-X. With respect to the Significant Subsidiaries that are corporations, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each such Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to the Significant Subsidiaries that are limited liability companies, the membership interests of each such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to Dominion Natural Gas I, LP and Dominion E&P I, LP, the limited and general partnership interests of such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(g) The execution, delivery and performance of this Agreement, the Indenture, and the Junior Subordinated Notes, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Junior Subordinated Notes and the use of the proceeds from the sale of the Junior Subordinated Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Junior Subordinated Notes do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Junior Subordinated Notes as contemplated by this Agreement.

(h) The Company is not, and, after giving effect to the offering and sale of the Junior Subordinated Notes and the application of the proceeds thereof as described in the Time of Sale Information or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(i) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Junior Subordinated Notes pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(j) The Replacement Capital Covenant has been duly authorized and will be executed by the Company on or before the Closing Date.

3B. Representations and Warranties of the Underwriters. Each of the Underwriters represents and warrants to, and agrees with, the Company that:

(a) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below), with effect from and including the date on which the Prospectus Directive is implemented in that member state, it has not made and will not make an offer of Junior Subordinated Notes to the public in that member state, except that they may, with effect from and including such date, make an offer of Junior Subordinated Notes to the public in that member state (i) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Junior Subordinated Notes to the public” in relation to any Junior Subordinated Notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Notes to be offered so as to enable an investor to decide to acquire the Junior Subordinated Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that member state.

(b) It has only communicated or caused to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Junior Subordinated Notes in circumstances in which Section 21(1) of such Act does not apply to the Company and it has complied and will comply with all applicable provisions of such Act with respect to anything done by them in relation to any Junior Subordinated Notes in, from or otherwise involving the United Kingdom.

(c) It has not offered or sold, and will not offer or sell, any Junior Subordinated Notes by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Junior Subordinated Notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Junior Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(d) The Junior Subordinated Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Underwriter hereby represents and agrees that it has not offered or sold, and it will not offer or sell, any of the Junior Subordinated Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(e) The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Junior Subordinated Notes may not be circulated or distributed, nor may the Junior Subordinated Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(f) Except for the Final Term Sheet and any Issuer Free Writing Prospectus listed on Schedule VII or otherwise approved in writing in advance by the Representatives pursuant to Section 3A(c) above, it has not made and will not make, unless approved in writing in advance by the Company and the Representatives, any offer relating to the Junior Subordinated Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a Free Writing Prospectus) that would be required to be filed with the Commission other than one or more term sheets relating to the Securities that do not contain substantive changes from or additions to the Final Term Sheet to be filed pursuant to Section 6(a) below. The Representatives and the Company agree that any such term sheets will not constitute Issuer Free Writing Prospectuses for purposes of this Agreement.

(g) [Intentionally omitted].

(h) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(i) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it during the period of time after the first date of the public offering of the Junior Subordinated Notes that a prospectus relating to the Junior Subordinated Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Junior Subordinated Notes by an Underwriter or dealer (the Prospectus Delivery Period)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 3B(i) shall be determined by the opinion of Troutman Sanders LLP.

4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the principal amount of the Junior Subordinated Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Junior Subordinated Notes specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

The Company shall not be obligated to deliver any of the Junior Subordinated Notes, except upon payment for all of the Junior Subordinated Notes to be purchased on the Closing Date.

5. Time and Place of Closing. Delivery of the certificate(s) for the Junior Subordinated Notes and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the “Closing Date.” On the Closing Date, the Company, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Junior Subordinated Notes to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Junior Subordinated Notes shall be registered in the name of Cede & Co., as nominee for DTC.

6. Covenants of the Company. The Company agrees that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will prepare a final term sheet, substantially in the form of Schedule VII hereto (the Final Term Sheet) and file such Final Term Sheet in compliance with Rule 433(d) under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and within the Prospectus Delivery Period. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Closing Date.

(b) If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s EDGAR filing system.

(c) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Junior Subordinated Notes, (iii) any fees and expenses of the

Trustee and (iv) the printing and delivery (by first class mail) to the Underwriters, in reasonable quantities, of copies of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out-of-pocket fees and disbursements of Troutman Sanders LLP, counsel to the Underwriters, in connection with the qualification of the Junior Subordinated Notes under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(d) If, during the time when a prospectus relating to the Junior Subordinated Notes is required to be delivered under the Securities Act, any event occurs as a result of which (i) the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) it is necessary at any time to amend the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus to comply with the Securities Act or (iii) the information contained in an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company promptly will (y) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Junior Subordinated Notes and (z) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission’s EDGAR filing system shall be deemed to have been furnished by the Company to the Representatives and Troutman Sanders LLP.

(e) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued.

(f) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(g) The Company will furnish such information as may be lawfully required and otherwise cooperate in qualifying the Junior Subordinated Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(h) Fees and disbursements of Troutman Sanders LLP, who is acting as counsel for the Underwriters (exclusive of fees and disbursements of Troutman Sanders LLP which are to be paid as set forth in Section 6(c)), and of Sullivan & Cromwell LLP, who is acting as special product counsel for the Underwriters, shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

(i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell or offer to sell or otherwise dispose of any Junior Subordinated Notes or any security convertible into or exchangeable for Junior Subordinated Notes or any debt securities substantially similar to Junior Subordinated Notes (except for the Junior Subordinated Notes issued pursuant to this Agreement).

7. Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a) The obligations of the Underwriters to purchase and pay for the Junior Subordinated Notes on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission on such date. The Representatives shall have received, prior to payment for the Junior Subordinated Notes, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Sanders LLP, counsel to the Underwriters, Sullivan & Cromwell LLP, special counsel to the Underwriters,

McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules III, IV, V and VI, respectively.

(iii) The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information or the Prospectus, including any pro forma financial information.

(iv) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the debt securities of the Company of the same class as the Junior Subordinated Notes or any class senior to the Junior Subordinated Notes (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Junior Subordinated Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s Junior Subordinated Notes, or securities that are pari passu to the Company’s Junior Subordinated Notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Junior

Subordinated Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(v) On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vi) All legal proceedings to be taken in connection with the issuance and sale of the Junior Subordinated Notes shall have been satisfactory in form and substance to Troutman Sanders LLP and Sullivan & Cromwell LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Junior Subordinated Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(h), 7(c) and 9 hereof.

(c) If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(h)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 6(c) and 9.

8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Junior Subordinated Notes shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(h), 9 and 10 hereof.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter, director, officer, and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus (if and when used on or prior to the date hereof), the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter through the Representatives for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any Preliminary Prospectus or in the Time of Sale Information. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Junior Subordinated Notes.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any Preliminary Prospectus (if and when used prior to the date hereof), or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any Preliminary Prospectus or the Time of Sale Information. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the Junior Subordinated Notes.

(c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or any of its directors, officers or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. If any one or more of the Underwriters shall fail or refuse to purchase the Junior Subordinated Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Junior Subordinated Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Junior Subordinated Notes, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the Junior Subordinated Notes set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Junior Subordinated Notes which such defaulting

Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Junior Subordinated Notes and the aggregate principal amount of the Junior Subordinated Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Junior Subordinated Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Junior Subordinated Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Sections 6(g) and 9) or of the Company (except as provided in Sections 6(b) and 9). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Junior Subordinated Notes.

12. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company and the Underwriters referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Junior Subordinated Notes from any of the several Underwriters. The Company and the Underwriters each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that the Underwriters acknowledge that they owe a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act.

13. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed, faxed or delivered to the Representatives at the address set forth on Schedule II hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

[remainder of this page left blank intentionally]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

DOMINION RESOURCES, INC.

By:	/s/ James P. Carney
Name:	James P. Carney
Title:	Assistant Treasurer

The foregoing agreement is hereby

confirmed and accepted, as of the

date first above written.

GOLDMAN, SACHS & CO.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Karl Newlin
Authorized Signatory
Name:	Karl Newlin
Title:	Director

LEHMAN BROTHERS INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Martin Goldberg
Authorized Signatory
Name:	Martin Goldberg
Title:	Senior Vice President

SCHEDULE I

Underwriter	Principal Amount of Junior Subordinated Notes to be Purchased
Goldman, Sachs & Co.	$90,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	90,000,000
Lehman Brothers Inc.	30,000,000
Banc of America Securities LLC	24,000,000
UBS Securities LLC	24,000,000
BNP Paribas Securities Corp.	10,500,000
Lazard Capital Markets LLC	10,500,000
Scotia Capital (USA) Inc.	10,500,000
SunTrust Capital Markets, Inc.	10,500,000

Total:	$300,000,000

I-1

SCHEDULE II

Title of Junior Subordinated Notes: 2006 Series A Enhanced Junior Subordinated Notes Due 2066

Aggregate Principal Amount: $300,000,000

Initial Price to Public: 99.657% of the principal amount of the Junior Subordinated Notes plus accrued interest, if any, from the date of issuance

Initial Purchase Price to be paid by Underwriters: 98.157% of the principal amount of the Junior Subordinated Notes

Time of Delivery:	June 23, 2006, 10:00 A.M.

Closing Location:	One James Center 901 East Cary Street Richmond, VA 23219

The Junior Subordinated Notes will be available for inspection by the Representatives at:

One James Center 901 East Cary Street Richmond, VA 23219

Addresses for Notices to the Underwriters:

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: Richard Dalton

Telephone: (212) 357-3208

Facsimile: (212) 256-4349

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Telephone: (212) 449-1000

Facsimile: (212) 449-6700

II-1

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Debt Capital Markets, Power Group

Telephone: (212) 526-9664

Facsimile: (212) 526-0943

With a copy to be provided to the General Counsel at the same address

With a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

Attention: F. Claiborne Johnston, Jr., Esquire

Telephone: (804) 697-1214

Facsimile: (804) 698-5108

II-2

SCHEDULE III

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

June 23, 2006

DOMINION RESOURCES, INC.

2006 Series A Enhanced Junior Subordinated Notes Due 2066

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Lehman Brothers Inc.

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance by Dominion Resources, Inc. (the Company) of up to U.S. $300,000,000 aggregate principal amount of its 2006 Series A Enhanced Junior Subordinated Notes Due 2066 (the Junior Subordinated Notes) and the offering of the Junior Subordinated Notes by you pursuant to an Underwriting Agreement dated June 20, 2006 by and between you and the Company (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

III-1

We have examined originals or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

2. No approval or consent by any public regulatory body is legally required in connection with the sale of the Junior Subordinated Notes as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Junior Subordinated Notes in such states) and the carrying out of the provisions of the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

5. The Junior Subordinated Notes have been duly authorized and executed by the Company and when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization,

III-2

moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

6. The Registration Statement with respect to the Junior Subordinated Notes filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Junior Subordinated Notes in the manner therein specified.

7. The Registration Statement, the Preliminary Prospectus and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

*    *    *    *    *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated in the preceding paragraph in regard to the statements relating to the Junior Subordinated Notes and set forth in such preceding paragraph. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Time of Sale Information, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on any date the Registration Statement became effective, the Time of Sale Information contained at the Time of Sale, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief) any untrue statement of a material fact or omitted (or, with respect to the Registration Statement and the Prospectus, now omits) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

III-3

In rendering the opinions set forth in paragraphs (1) - (7) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may be relied upon by Sullivan & Cromwell LLP as to all matters involving the laws of the Commonwealth of Virginia or relating to the due authorization of any documents referred to herein. Except as provided in the preceding sentence, this opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

III-4

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, New York 10004

Re: DOMINION RESOURCES, INC.

2006 Series A Enhanced Junior Subordinated Notes Due 2066

June 23, 2006

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Lehman Brothers Inc.

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) of $300,000,000 aggregate principal amount of 2006 Series A Enhanced Junior Subordinated Notes Due 2066 (the “Securities”) of Dominion Resources, Inc., a Virginia corporation (the “Company”). The Securities have been offered by the Prospectus, dated June 19, 2006 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated June 20, 2006 (the “Prospectus Supplement”).

In accordance with our understanding with you as to the scope of our services as your special counsel under the circumstances applicable to the offering of the Securities, we reviewed (a) the statements contained in the Basic Prospectus under the caption “Description of the Junior Subordinated Notes,” (b) the statements contained in the Prospectus Supplement under the captions “Specific Terms of the Junior Subordinated Notes,” “Certain Terms of the Replacement Capital Covenant” and “Certain U.S. Federal Income Tax Considerations” and (c) the statements contained in the Preliminary Prospectus Supplement, dated June 19, 2006 (the “Preliminary Prospectus Supplement”), under the captions “Specific Terms of the Junior Subordinated Notes,” “Certain Terms of the Replacement Capital Covenant” and “Certain U.S. Federal Income Tax Considerations,” as supplemented by the final term sheet, dated June 20, 2006 (the “Term Sheet”), filed by the Company in respect of the offering of the Securities pursuant to Rule 433 under the Securities Act, and participated in discussions with your representatives and those of the Company about the statements contained therein under such captions in light of the requirements of the Securities Act and the applicable rules and regulations thereunder. We advised you and now confirm that, in our opinion,

(a) the statements contained in the Basic Prospectus under the caption “Description of the Junior Subordinated Notes,” as supplemented by the statements contained in the Prospectus Supplement under the captions “Specific Terms of the Junior Subordinated Notes” and “Certain Terms of the Replacement Capital Covenant,” are an accurate summary of the terms of the documents referred to therein in all material respects, in each case insofar as such statements relate to the provisions of the documents listed on Annex A;

(b) the statements contained in the Basic Prospectus under the caption “Description of the Junior Subordinated Notes,” as supplemented by the statements contained in the Preliminary Prospectus Supplement under the captions “Specific Terms of the Junior Subordinated Notes” and “Certain Terms of the Replacement Capital Covenant” and by the Term Sheet, are an accurate summary of the terms of the documents referred to therein in all material respects, in each case insofar as such statements relate to the provisions of the documents listed on Annex A; and

(c) the statements contained in the Prospectus Supplement under the caption “Certain U.S Federal Income Tax Considerations” are an accurate summary of the matters referred to therein in all material respects.

This letter is furnished by us, as special counsel to the Underwriters, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

SULLIVAN & CROMWELL LLP

Annex A

•	The Junior Subordinated Indenture II, dated as of June 1, 2006, between the Company and JPMorgan Chase Bank, N.A., as Trustee (in such capacity, the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 1, 2006, between the Company and the Indenture Trustee;

•	The Underwriting Agreement, dated as of June 20, 2006, among the Company and you, as Representatives of the several Underwriters named therein; and

•	The Replacement Capital Covenant, dated as of June [•], 2006, issued by the Company.

SCHEDULE V

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

Re: DOMINION RESOURCES, INC.

2006 Series A Enhanced Junior Subordinated Notes Due 2066

June 23, 2006

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Lehman Brothers Inc.

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the Company), in connection with the issuance and sale by the Company of up to U.S. $300,000,000 aggregate principal amount of its 2006 Series A Enhanced Junior Subordinated Notes Due 2066 (the Junior Subordinated Notes) pursuant to an Underwriting Agreement dated June 20, 2006, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations, have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Junior Subordinated Notes as contemplated by the Underwriting Agreement.

2. The Indenture has been authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

3. The Junior Subordinated Notes have been duly authorized and executed by the Company and, when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

4. The Registration Statement (Reg. No. 333-135112) with respect to the Junior Subordinated Notes filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Junior Subordinated Notes in the manner therein specified.

5. The Registration Statement, the Preliminary Prospectus and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

6. We are of the opinion that the statements relating to the Junior Subordinated Notes contained in the Base Prospectus under DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES, as supplemented by the statements under SPECIFIC TERMS OF THE JUNIOR SUBORDINATED NOTES in the Prospectus Supplement dated June 20, 2006, and the statements relating to the Replacement Capital Covenant contained under CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT in the Prospectus Supplement dated June 20, 2006, are substantially accurate and fair.

7. With regard to the discussion in the Prospectus Supplement dated June 20, 2006, under the caption CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS, subject to the limitations and assumptions set forth therein, we are of the opinion that under current United States federal income tax law, although the discussion does not purport to disclose all possible United States federal income tax consequences of the purchase, ownership or disposition of the Junior Subordinated Notes, such discussion constitutes an accurate summary of the matters discussed therein in all material respects. In rendering the aforementioned opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

**********

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraphs 6 and 7 in regard to the statements described in such paragraphs 6 and 7. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on any date the Registration Statement became effective, the Time of Sale Information contained at the Time of Sale, the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus contains on the date hereof (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, contained or incorporated by reference in the Registration Statement, the Time of Sale Information or Prospectus), any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that, except as otherwise provided in Section 3A(a) of the Underwriting Agreement with respect to the Time of Sale Information, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Time of Sale Information or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. This opinion may be relied upon by Sullivan & Cromwell LLP as to all matters involving the laws of the Commonwealth of Virginia or relating to the due authorization of any documents referred to herein. Except as provided in the preceding sentence, this opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

MCGUIREWOODS LLP

SCHEDULE VI

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, Virginia 23219

DOMINION RESOURCES, INC.

2006 Series A Enhanced Junior Subordinated Notes Due 2066

June 23, 2006

To: The Addressees Listed on Annex A

Ladies and Gentlemen:

The arrangements for issuance of up to up to U.S. $300,000,000 aggregate principal amount of 2006 Series A Enhanced Junior Subordinated Notes Due 2066 (the Junior Subordinated Notes), of Dominion Resources, Inc. (the Company), pursuant to an Underwriting Agreement dated June 20, 2006, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Junior Subordinated Notes, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Junior Subordinated Notes. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

VI-1

On this basis I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Time of Sale Information or the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Time of Sale Information or the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

VI-2

Annex A

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

JPMorgan Chase Bank, N.A.

4 New York Plaza

Attn: Worldwide Securities Services

New York, New York 10004

SCHEDULE VII

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated June 20, 2006 containing final pricing and related information:

Filed pursuant to Rule 433

Registration No. 333-135112

DOMINION RESOURCES, INC.

FINAL TERM SHEET

June 20, 2006

2006 Series A Enhanced Junior Subordinated Notes Due 2066

Issuer:	Dominion Resources, Inc. (DRI)

Principal Amount:	$300,000,000

Expected Ratings:	Baa3(Stable)/BB+(Stable)/BBB(Stable) (Moody’s/S&P/Fitch)

Offering Description:	Enhanced Junior Subordinated Notes due 2066

Trade Date:	June 20, 2006

Settlement Date:	June 23, 2006

Final Maturity Date:	June 30, 2066

Optional Redemption:	In whole or in part, on or after June 30, 2016, at par, plus any accrued and unpaid interest; in whole, at any time before June 30, 2016, if certain changes occur in tax laws at the Tax Event Make-Whole Amount, plus any accrued and unpaid interest (See Additional Terms below)

Interest During Fixed Rate Period:	7.50% semi-annually in arrears until June 30, 2016, payable on June 30 and December 30, commencing December 30, 2006, subject to DRI’s right to defer interest on one or more occasions for up to 10 consecutive years

Interest During Floating Rate Period:	Beginning June 30, 2016, at a floating rate based on three month LIBOR plus 282.5 basis points, reset quarterly, payable quarterly in arrears on March 30, June 30, September 30 and December 30, commencing September 30, 2016, subject to DRI’s right to defer interest on one or more occasions for up to 10 consecutive years

Treasury Benchmark:	5 1/8% due May 15, 2016

Benchmark Yield:	5.149%

Spread to Benchmark:	240 bps

Reoffer Yield:	7.549%

Price to Public:	99.657%

Proceeds to Company Before Expenses:	98.157%

CUSIP/ISIN:	25746UAY5/US25746UAY55

Additional Terms:

The following supersedes the information in the Issuer’s Preliminary Prospectus Supplement dated June 19, 2006 and Base Prospectus dated June 19, 2006 (together, the Prospectus) regarding the redemption price to be paid by the Issuer in the event the Junior Subordinated Notes are redeemed following a Tax Event. The Junior Subordinated Notes also remain subject to redemption before their maturity, in whole or in part, on one or more occasions any time on or after June 30, 2016, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest. All capitalized terms that are not defined below have the same meanings as in the Prospectus.

At any time before June 30, 2016, the Company will have the right to redeem all, but not fewer than all, of the Junior Subordinated Notes, at a redemption price equal to the Tax Event Make-Whole Amount plus accrued and unpaid interest thereon through, but not including, the redemption date, at any time within 90 days after the occurrence of a Tax Event.

The Tax Event Make-Whole Amount will be determined in accordance with the following provisions:

“Tax Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of each scheduled payment of principal and interest on the Junior Subordinated Notes from the redemption date to June 30, 2016, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to June 30, 2016 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term to maturity comparable to such time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after June 30, 2016, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average, after excluding the highest and lowest such Reference Treasury Dealer Quotations, of up to five Reference Treasury Dealer Quotations for such redemption date, or (B) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means one of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., and their respective successors as selected by us; provided, however, that if all of these firms cease to be a primary United States Government securities dealer in New York City (a Primary Treasury Dealer), we will substitute another Primary Treasury Dealer as Quotation Agent.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and their respective successors; provided, however, that if any of these firms shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for that firm; and (ii) up to two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the redemption date to June 30, 2016, (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined by the Quotation Agent and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

Book-Running Managers:	Goldman, Sachs & Co. and Merrill Lynch & Co. (Joint Structuring Coordinators) and Lehman Brothers Inc.

Co-Managers:	Banc of America Securities LLC, UBS Investment Bank, BNP PARIBAS, Lazard Capital Markets, Scotia Capital and SunTrust Robinson Humphrey

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Goldman, Sachs & Co.	1-866-471-2526 (toll free)

Merrill Lynch & Co.	1-866-500-5408 (toll free)

Lehman Brothers	1-888-603-5847 (toll free)